EXHIBIT 99.1

[XTO Logo Here]
 NEWS RELEASE

For Immediate Release

Number: 08-35
XTO ENERGY UPDATES PRICE HEDGES;
HEDGES FOR 2009 EXCEED 50% OF PROJECTED PRODUCTION VOLUMES

FORT WORTH, TX (September 3, 2008) - XTO Energy Inc. (NYSE-XTO) updated today its price hedges for future sales of natural gas and oil production from 2008 through 2010. The following table reflects the Company’s current outstanding commodity swap transactions:

	PRODUCTION:	Mcf or Bbls	NYMEX Price	Natural Gas
		per Day	per Mcf or Bbl	Mcfe Price
2008	Natural Gas
	July	1,200,000	$8.32
	Aug	1,310,000	$8.50
	Sep - Dec	1,450,000	$8.79

	Oil
	July	34,500	$81.13
	Aug	38,000	$85.67
	Sep - Dec	50,000	$97.35

	Total Natural Gas Equivalent
	Sep - Dec	1,750,000		$10.06

2009	Natural Gas
	Jan - Dec	1,185,000	$9.59

	Oil
	Jan - Dec	55,000	$123.04

	Total Natural Gas Equivalent
	Jan - Dec	1,515,000		$11.97

2010	Natural Gas
	Jan - Dec	300,000	$9.50

	Oil
	Jan - Dec	25,000	$130.31

	Total Natural Gas Equivalent
	Jan - Dec	450,000		$13.57

(more)

XTO Energy Updates Hedges; Hedges for 2009 Exceed 50% of Projected Production Volumes

“For 2009, we now have secured hedging on more than 50% of our expected production volumes, up from 40% last week, at an equivalent natural gas price of $11.97 per Mcfe,” stated Bob R. Simpson, Chairman and Chief Executive Officer.

XTO Energy Inc. is a domestic natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived oil and natural gas properties in the United States. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah, Louisiana, Mississippi, Montana, North Dakota, Pennsylvania and West Virginia.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Investor Relations & Finance
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

This release can be found at http://www.xtoenergy.com.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.